Exhibit 99.1
FOR IMMEDIATE RELEASE
BigBand Networks Announces Third Quarter 2009 Results
REDWOOD CITY, Calif., Nov 3, 2009—BigBand Networks, Inc., (NASDAQ: BBND) today reported financial results for the third quarter and nine months ended September 30, 2009.
For the third quarter of 2009, total revenues were $22.2 million, and GAAP net loss was $10.9 million, or ($0.16) per share. This compares to revenues of $48.3 million and GAAP net income of $3.1 million, or $0.05 per diluted share, reported in the third quarter of 2008.
On a non-GAAP basis, the Company reported a net loss of $5.9 million, or ($0.09) per share, in the third quarter of 2009, which compares to non-GAAP net income of $6.5 million, or $0.10 per diluted share, reported in the third quarter of 2008. Third quarter 2009 non-GAAP results exclude $3.8 million of stock-based compensation expense and include a $1.1 million tax benefit for the reduction of taxes provided earlier in the year. The GAAP to non-GAAP reconciling items, for the three and nine month periods ended September 30, 2009 and 2008 can be found in “The Reconciliations of GAAP to Non-GAAP Financial Measures” attached to this press release.
The Company closed the third quarter with $41.8 million in deferred revenue. In addition, cash, cash equivalents and marketable securities were $161.6 million at September 30, 2009.
“We are encouraged by the significant improvement in bookings during the third quarter, compared to the slower order activity experienced in the second quarter of 2009 that resulted in lower revenues in the September period,” commented Amir Bassan-Eskenazi, president and CEO of BigBand Networks. “We won major new Switched Digital Video markets, which increased our coverage to more than 28 million homes. In addition, we experienced stronger bookings in other solutions, which increases our confidence for improved operating results in the fourth quarter. Based on interactions with our customers and prospects, we believe operators are preparing to increase capital spending on video equipment in 2010.”
For the nine months ended September 30, 2009, total revenues were $105.1 million, and GAAP net loss was $5.5 million, or ($0.08) per share. This compares to total revenues of $131.2 million and GAAP net income of $2.5 million, or $0.04 per diluted share, reported in the nine months ended

September 30, 2008. On a non-GAAP basis, the Company reported net income of $6.2 million, or $0.09 per diluted share, in the nine months ended September 30, 2009. This compares to non-GAAP net income of $12.4 million, or $0.18 per diluted share, reported in the nine months ended September 30, 2008.
Fourth Quarter 2009 Business Outlook
For the fourth quarter of 2009, management provides the following outlook:
•	Net revenues are expected to be in the range of $32 million to $34 million.

•	GAAP gross margins are expected to be in the range of 53% to 55%, which includes $0.6 million in stock-based compensation expense.

•	Non-GAAP gross margins are expected to be in the range of 55% to 57%.

•	GAAP operating expenses are expected to be in the range of $23.5 million to $24.0 million, which includes $3.3 million of stock-based compensation expense.

•	Non-GAAP operating expenses are expected to be in the range of $20.5 million to $21.0 million.

•	GAAP provision for income taxes is expected to be a benefit of $0.3 million.

•	Non-GAAP provision for income taxes is expected to be a benefit of $0.8 million.

•	GAAP net loss per share is expected to range from ($0.07) to ($0.10).

•	Non-GAAP net loss per share is expected to be in the range of $0.00 to ($0.03).
The following table shows our non-GAAP business outlook for the quarter ending December 31, 2009 reconciled to our GAAP business outlook. Our non-GAAP business outlook excludes stock-based compensation and income tax benefit.

	Estimated loss per
	share
	Low	High
GAAP net loss	$(0.07)	$(0.10)
Stock-based compensation	0.06	0.06
Income tax benefit	0.01	0.01

Non-GAAP net loss	$0.00	$(0.03)

Non-GAAP Financial Measures

BigBand reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP), but we believe that evaluating our ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many of our investors have requested that we disclose non-GAAP information because it is useful in understanding our performance as it excludes non-cash and other one-time charges or benefits that many investors feel may obscure our true operating results. Likewise, management uses non-GAAP measures to manage and assess the profitability of our business going forward and does not consider stock-based compensation expense and related income taxes which are non-cash charges. Specifically, management does not consider these expenses when developing and monitoring our budgets and spending. The economic substance behind our decision to exclude stock-based compensation and related income taxes relates to these charges being non-cash in nature. As a result, we use calculations of non-GAAP operating income (loss), net income (loss), net income (loss) per share and gross margin, which exclude these expenses, when evaluating our ongoing operations and allocating resources within the organization.
As a result, our management believes it is useful, for itself and investors, to review both GAAP information that includes such charges and non-GAAP information that exclude these charges because management believes such information enables such parties to have a better understanding of the overall performance of our ongoing business operations in the periods presented.
Whenever we use a non-GAAP financial measure, we provide a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Conference Call Details for November 3, 2009
BigBand Networks will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time today. To access the conference call, dial +1-888-846-5003 for the U.S. or Canada and +1-480-629-9856 for international callers. The webcast will be available live on the Investor Relations section of the Company’s corporate website at www.bigbandnet.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4:00 p.m. Pacific Time on November 3, 2009 until 11:59 p.m. Pacific Time on November 10, 2009, by dialing +1-800-406-7325 or +1-303-590-3030 for callers outside the U.S. and Canada, and entering passcode 4171235#.

Cautionary Statement
The statements in this release regarding being encouraged by improvement in bookings, increasing our confidence for improved operating results in future periods, operators preparing to increase capital spending on video equipment in 2010 and our GAAP and non-GAAP business outlook, as applicable, with respect to the fourth quarter of 2009 (including revenues, gross margins, operating expenses, taxes and earnings per share) are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: unexpected fluctuations in our business due to the continuing weakness in the global economy, global credit issues, changes in demand for video services, the market acceptance of our products; the financial strength of our current and potential customers; the fluctuations in our gross margins; the concentration of our customer base; competitive developments including pricing pressures; the timing of recognition of a significant portion of our net revenues given the complex systems integration involved; our ability to manage operating expenses effectively; the level of orders that are received and can be shipped in a given quarter; and the general economic, industry or political conditions in the United States or internationally.
For a detailed discussion of these and other risk factors, please refer to BigBand’s most recent Form 10-Q for the quarter ended June 30, 2009 and Form 10-K for fiscal year 2008. You can obtain copies of these reports on the SEC’s Web site (www.sec.gov).
Stockholders of BigBand Networks are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. BigBand Networks does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this November 3, 2009 press release, or to reflect the occurrence of unanticipated events.
About BigBand Networks
BigBand Networks, Inc. (NASDAQ: BBND) provides broadband service providers with innovative network solutions designed to make it easier to move, manage and monetize video. These solutions are based on BigBand’s video-networking platforms that are built to enable efficient and reliable delivery across a wide range of services, including digital TV, high definition TV, advanced advertising, video-on-demand and interactive TV. BigBand

Networks’ customers include more than 200 service providers — including seven of the ten largest service providers in the U.S. — and leading cable and telco service providers in North America, Asia and Europe. BigBand Networks is based in Redwood City, Calif., with offices worldwide. For additional information about the company, please call +1.650.995.5000, email info@bigbandnet.com or visit www.bigbandnet.com.
BigBand Networks’ brand and product names are service marks, trademarks or registered trademarks of BigBand Networks, Inc. in the United States and other countries. All other marks are the property of their respective owners.
Investor Relations:
Erica Abrams
+1.415.217.5864
erica@blueshirtgroup.com
Matthew Hunt
+1.415.489.2194
matt@blueshirtgroup.com

BigBand Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	As of September 30,	As of December 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27,527	$50,981
Marketable securities	134,111	123,654

Total cash, cash equivalents and marketable securities	161,638	174,635
Accounts receivable, net	23,942	26,361
Inventories, net	4,868	6,123
Prepaid expenses and other current assets	3,918	3,716

Total current assets	194,366	210,835

Property and equipment, net	11,810	15,358
Goodwill	1,656	1,656
Other non-current assets	8,947	6,273

Total assets	$216,779	$234,122

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,048	$8,350
Accrued compensation and related benefits	6,004	11,433
Current portion of deferred revenues, net	27,938	39,433
Current portion of other liabilities	6,511	9,221

Total current liabilities	49,501	68,437

Deferred revenues, net, less current portion	13,911	21,129
Other liabilities, less current portion	2,097	2,392
Accrued long-term Israeli severance pay	4,067	3,745

Stockholders’ equity:
Common stock	66	65
Additional paid-in capital	278,850	265,176
Accumulated other comprehensive income	668	58
Accumulated deficit	(132,381)	(126,880)

Total stockholders’ equity	147,203	138,419

Total liabilities and stockholders’ equity	$216,779	$234,122

BigBand Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net revenues:
Products	$12,647	$38,337	$68,795	$104,188
Services	9,555	9,946	36,321	27,012

Total net revenues	22,202	48,283	105,116	131,200

Cost of net revenues:
Products	8,211	16,781	34,193	43,459
Services	2,885	2,941	9,169	9,440

Total cost of net revenues	11,096	19,722	43,362	52,899

Gross profit	11,106	28,561	61,754	78,301

Operating expenses:
Research and development	11,698	13,218	34,308	40,430
Sales and marketing	6,009	7,057	18,313	21,923
General and administrative	4,612	5,411	14,109	15,599
Restructuring charges	—	737	1,356	2,230
Amortization of intangible assets	—	112	—	398
Class action litigation charges	—	—	477	—

Total operating expenses	22,319	26,535	68,563	80,580

Operating (loss) income	(11,213)	2,026	(6,809)	(2,279)
Interest income	544	1,215	2,137	4,086
Other income (expense), net	31	(145)	(62)	1,302

(Loss) income before provision for (benefit from) income taxes	(10,638)	3,096	(4,734)	3,109
Provision for (benefit from) income taxes	220	(35)	767	651

Net (loss) income	$(10,858)	$3,131	$(5,501)	$2,458

Basic net (loss) income per common share	$(0.16)	$0.05	$(0.08)	$0.04

Diluted net (loss) income per common share	$(0.16)	$0.05	$(0.08)	$0.04

Shares used in GAAP basic net (loss) income per common share	66,368	64,061	65,666	63,286

Shares used in GAAP diluted net (loss) income per common share	66,368	67,116	65,666	67,208

BigBand Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts, Unaudited)

	Three Months Ended September 30, 2009
		Stock-based
		Compensation	Non-GAAP
	GAAP Results	and Income Taxes	Results
Net revenues:
Products	$12,647	$—	$12,647
Services	9,555	—	9,555

Total net revenues	22,202	—	22,202

Cost of net revenues:
Products	8,211	(326)	7,885
Services	2,885	(236)	2,649

Total cost of net revenues	11,096	(562)	10,534

Gross profit	11,106	562	11,668

Operating expenses:
Research and development	11,698	(1,346)	10,352
Sales and marketing	6,009	(687)	5,322
General and administrative	4,612	(1,210)	3,402

Total operating expenses	22,319	(3,243)	19,076

Operating (loss) income	(11,213)	3,805	(7,408)
Interest income	544	—	544
Other income	31	—	31

Loss before provision for (benefit from) income taxes	(10,638)	3,805	(6,833)
Provision for (benefit from) income taxes	220	(1,114)	(894)

Net loss	$(10,858)	$4,919	$(5,939)

Basic net loss per common share	$(0.16)		$(0.09)

Diluted net loss per common share	$(0.16)		$(0.09)

Shares used in basic net loss per common share	66,368		66,368

Shares used in diluted net loss per common share	66,368		66,368

BigBand Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts, Unaudited)

	Nine Months Ended September 30, 2009
		Stock-based		Class action
		Compensation	Realignment	litigation	Non-GAAP
	GAAP Results	and Income Taxes	Expenses	charges	Results
Net revenues:
Products	$68,795	$—	$—	$—	$68,795
Services	36,321	—	—	—	36,321

Total net revenues	105,116	—	—	—	105,116

Cost of net revenues:
Products	34,193	(878)	73	—	33,388
Services	9,169	(643)	—	—	8,526

Total cost of net revenues	43,362	(1,521)	73	—	41,914

Gross profit	61,754	1,521	(73)	—	63,202

Operating expenses:
Research and development	34,308	(3,566)	—	—	30,742
Sales and marketing	18,313	(1,751)	—	—	16,562
General and administrative	14,109	(3,460)	—	—	10,649
Restructuring charges	1,356	—	(1,356)	—	—
Class action litigation charges	477	—	—	(477)	—

Total operating expenses	68,563	(8,777)	(1,356)	(477)	57,953

Operating (loss) income	(6,809)	10,298	1,283	477	5,249
Interest income	2,137	—	—	—	2,137
Other expense	(62)	—	—	—	(62)

(Loss) income before provision for income taxes	(4,734)	10,298	1,283	477	7,324
Provision for income taxes	767	352	—	—	1,119

Net (loss) income	$(5,501)	$9,946	$1,283	$477	$6,205

Basic net (loss) income per common share	$(0.08)				$0.09

Diluted net (loss) income per common share	$(0.08)				$0.09

Shares used in basic net (loss) income per common share	65,666				65,666

Shares used in diluted net (loss) income per common share	65,666				68,619

BigBand Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

GAAP and Non-GAAP net revenues as reported	$22,202	$48,283	$105,116	$131,200

GAAP cost of net revenues as reported	$11,096	$19,722	$43,362	$52,899
Inventory recovery relating to CMTS platform	—	18	73	773
Stock-based compensation expense	(562)	(390)	(1,521)	(1,279)

Non-GAAP cost of net revenues	$10,534	$19,350	$41,914	$52,393

GAAP gross profit as reported	$11,106	$28,561	$61,754	$78,301
Inventory recovery relating to CMTS platform	—	(18)	(73)	(773)
Stock-based compensation expense	562	390	1,521	1,279

Non-GAAP gross profit	$11,668	$28,933	$63,202	$78,807

As a percentage of net revenues:
GAAP gross profit as reported	50.0%	59.2%	58.7%	59.7%

Non-GAAP gross profit	52.6%	59.9%	60.1%	60.1%

GAAP operating (loss) income as reported	$(11,213)	$2,026	$(6,809)	$(2,279)
Inventory recovery relating to CMTS platform	—	(18)	(73)	(773)
Stock-based compensation expense:
- Cost of net revenues	562	390	1,521	1,279
- Research and development	1,346	984	3,566	2,879
- Sales and marketing	687	659	1,751	1,907
- General and administrative	1,210	1,007	3,460	2,638
Restructuring charges	—	737	1,356	2,230
Amortization of intangible assets	—	112	—	398
Class action litigation charges	—	—	477	—

Non-GAAP operating (loss) income	$(7,408)	$5,897	$5,249	$8,279

GAAP net (loss) income as reported	$(10,858)	$3,131	$(5,501)	$2,458
Inventory recovery relating to CMTS platform	—	(18)	(73)	(773)
Stock-based compensation expense	3,805	3,040	10,298	8,703
Restructuring charges	—	737	1,356	2,230
Amortization of intangible assets	—	112	—	398
Class action litigation charges	—	—	477	—
Tax benefits (adjustments)	1,114	(502)	(352)	(609)

Non-GAAP net (loss) income	$(5,939)	$6,500	$6,205	$12,407

Basic Non-GAAP net (loss) income per common share	$(0.09)	$0.10	$0.09	$0.20

Diluted Non-GAAP net (loss) income per common share	$(0.09)	$0.10	$0.09	$0.18

Shares used in Basic Non-GAAP net (loss) income per common share	66,368	64,061	65,666	63,286

Shares used in Diluted Non-GAAP net (loss) income per common share	66,368	67,116	68,619	67,208